UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2006

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2006, RealNetworks, Inc. ("Real") announced that it hired Harold Zeitz in the capacity of Senior Vice President, Media Software and Services. As part of hiring Mr. Zeitz, Real and Mr. Zeitz entered into an employment offer letter setting forth the terms of Mr. Zeitz's employment. The employment offer letter is dated June 1, 2006 and is attached as Exhibit 10.1.

Upon the commencement of his employment, Mr. Zeitz will be paid an annual salary of $270,000 and a signing bonus of $60,000. In addition, Mr. Zeitz will be eligible to earn a target of 45% of his base salary in the form of a cash bonus under Real's Executive MBO Program. Mr. Zeitz will also receive options to acquire 200,000 shares of Real common stock having an exercise price equal to the fair market value of Real common stock as of the date the options are granted. The options shall vest over four years, with 25% vesting on the first anniversary of the grant date and an additional 12.5% vesting upon the completion of each successive six months of employment thereafter.

Mr. Zeitz has agreed to provide Real six months notice prior to terminating his employment, and in consideration therefor, Real will pay Mr. Zeitz a severance payment at the conclusion of his employment equal to six months of his then-current base salary. In addition, in the event Real terminates the employment of Mr. Zeitz without cause, Real will pay Mr. Zeitz a severance payment equal to six months of his then-current base salary upon the termination of his employment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No./Description

10.1 Offer letter dated June 1, 2006 between RealNetworks,
Inc. and Harold Zeitz

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

June 7, 2006	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, Legal & Business Affairs, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Offer letter dated June 1, 2006 between RealNetworks, Inc. and Harold Zeitz